Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Announces Retirement of Timothy R. Wallace
as Chief Executive Officer and President

Board of Directors Initiates Search for Successor

DALLAS, Texas - September 6, 2019 - Trinity Industries, Inc. (NYSE:TRN) (“Trinity” or the “Company”) today announced that Timothy R. Wallace has notified the Company’s Board of Directors of his decision to retire as Chief Executive Officer and President. The Trinity Board is initiating a search to identify Mr. Wallace’s successor and will consider both internal and external candidates. Mr. Wallace has agreed to continue in his current roles for as long as necessary to facilitate a smooth transition.
“It has been my honor and privilege to be a part of this great company for the past 44 years and lead it for the past 20,” said Mr. Wallace. “With a strong foundation and team in place, I believe this is an opportune time for me to step back and let a new leader guide Trinity into the future. I am proud of all we have accomplished together, and I am committed to continuing to work with the Board and management team to ensure a smooth transition.”
Mr. Wallace joined Trinity in 1975 and has been Chief Executive Officer and President of the Company since 1999. In addition, he served as Chairman of the Board from 1999 to March 2019. Among numerous achievements spanning his long career, Mr. Wallace played a key role in growing TrinityRail’s lease fleet into one of the largest in North America and establishing an integrated rail platform that provides customers with customized solutions of products and services.
Trinity’s non-executive Chairman Leldon Echols stated, “On behalf of the Board, I want to thank Tim for his significant contributions and service to Trinity over more than four decades. Tim has made a difference in every facet of this company. He has been instrumental in building a strong corporate culture dedicated to premier performance - fostering collaboration throughout the business and a commitment to excellence and continuous improvement. Under Tim’s leadership, Trinity evolved from a manufacturer of railcar products to a premier integrated platform of railcar products and services with market-leading positions in North America. Tim has developed a deep bench of management talent to support the Company’s continued success, and we are excited about the future of the company going forward.”

Company Description
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our rail-related businesses market their railcar products and services under the trade name TrinityRail®. The TrinityRail integrated platform provides railcar leasing and management services, as well as railcar manufacturing, maintenance and modifications. Trinity also owns businesses engaged in the manufacture of products used on the nation’s roadways and in traffic control, as well as logistical and transportation businesses that provide support services to a variety of industrial manufacturers. Trinity reports its financial results in three principal business segments: the Railcar Leasing and Management Services Group, the Rail Products Group, and the All Other Group. For more information, visit: www.trin.net.
Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity's estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements, including, but not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that Trinity believes or anticipates will or may occur in the future. Trinity uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “projected,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Trinity expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Trinity’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting Trinity’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in Trinity’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by Trinity’s Quarterly Reports on Form 10-Q, and Trinity’s Current Reports on Form 8-K.

Investor & Media Contact:
Jessica Greiner
Vice President, Investor Relations and Communications
Trinity Industries, Inc.

(Investors) 214/631-4420
(Media Line) 214/589-8909

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